Exhibit 3.2

BYLAWS
OF

TESSCO TECHNOLOGIES INCORPORATED

(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by the Delaware General Corporation Law, as it may be amended and supplemented from time to time (the “DGCL”), the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting or for any other purpose or purposes may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the place within the city or other municipality or community at which the list of stockholders may be examined, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be mailed or delivered (physically or electronically) to each stockholder entitled to notice of or to vote at such meeting not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held, and at such special meeting, only such business shall be conducted as shall be specified in the notice of meeting. Stockholders may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in meeting shall constitute presence at such meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the President, if any, or if none or in the President’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Voting; Proxies; Required Vote.

(a)            At each meeting of stockholders, every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect such directors. Except as otherwise required by law or the Certificate of Incorporation , any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b)            Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by an appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. No person who is a candidate for office at an election may serve as an inspector at such election. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 9. Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (physically or electronically) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation

SECTION 10. Remote Communication. Stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may adopt rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 2. Qualification; Number; Term; Remuneration.

(a)            Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be three, or such greater or lesser number as may be fixed from time to time by the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)            Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)            (i) directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director; (ii) no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; and (iii) members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Each director shall be entitled to one vote on exactly the matter presented to the Board of Directors for approval.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting, if any.

SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice (other than notice under these Bylaws) immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine from time to time. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors and promptly communicated to all directors then in office.

SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the directors then in office.

SECTION 8. Notice of Meetings. Whenever required, notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director not less than two calendar days before the day of the meeting by mail, telephone, facsimile, e-mail or by personal delivery.

SECTION 9. Meetings by Means of Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 9 shall constitute presence at such meeting.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation; Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignationAny or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 12. Vacancies. Unless otherwise provided in these Bylaws , vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment by the Board of Directors, a Treasurer, one or more Vice- Presidents (any one or more of whom may be given an additional designation of rank or function), and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as customarily and usually held and performed by like officers or corporations similar in organization and business purposes to the Corporation or as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5. President. The President shall have such duties as customarily pertain to that office and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The President may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments. If the Board of Directors has not elected a Chairman or in the absence or inability to act of the Chairman, the President shall exercise all of the powers and discharge all of the duties of the Chairman. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman shall be conclusive evidence that there is no Chairman or that the Chairman is absent or unable to act.

SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 7. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 8. Treasurer. The Treasurer shall in general have all the duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

SECTION 10. Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these Bylaws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally, electronically or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a)            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as shall be approved by the Board of Directors. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by any two authorized officers of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Rules and Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject always to applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

ARTICLE VIII

Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal, as may be prescribed by law, custom or by the Board of Directors.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the President.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

Indemnification

SECTION 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XIII, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

SECTION 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XIII or otherwise.

SECTION 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article XIII is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

SECTION 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

SECTION 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article XIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws or any agreement, or pursuant to a vote of stockholders or disinterested directors or otherwise. The Corporation acknowledges that certain persons entitled to indemnification from the Corporation hereunder may have certain rights to indemnification, advancement of expenses and/or insurance provided by a stockholder of the Corporation or certain affiliates of such stockholder (collectively, the “Secondary Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by these Bylaws (or any other agreement between the Corporation and such person), without regard to any rights such person may have against the Secondary Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of such person with respect to any claim for which such person has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such person against the Corporation. The Corporation and such persons agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 6.

SECTION 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

SECTION 8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article XIII and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XIII.

SECTION 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE XIV

Amendments

The Board of Directors shall have the power to adopt, amend or repeal these Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XV

Exclusive Jurisdiction

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine; in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article XV is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XV (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XV.